UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2026

SIM Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42164	35-2838851
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Dominari Holdings

3835 PGA Boulevard, Suite 109

Palm Beach Gardens, Florida 33410

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (786) 753 9305

16690 Collins Ave, Suite 1001
Sunny Isles Beach, Florida 33160

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	SIMAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	SIMA	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	SIMAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriter Fee Reduction Agreement

On January 28, 2026, SIM Acquisition Corp. I (the “Company”) and SIM Sponsor 1 LLC (the “Sponsor”) entered into a fee reduction agreement (the “Fee Reduction Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), as representative of the several underwriters for the Company’s initial public offering consummated on July 11, 2024.

Pursuant to the underwriting agreement dated July 9, 2024 (the “Underwriting Agreement”), Cantor was previously entitled to receive deferred underwriting commissions in the aggregate amount of $10,950,000 (the “Original Deferred Fee”) upon the consummation of the Company’s initial business combination. Pursuant to the Fee Reduction Agreement, and subject to the consummation of a business combination, Cantor has instead agreed to receive, in lieu of the Original Deferred Fee, a non-refundable cash fee equal to 1.5% of the aggregate amounts delivered from the Company’s trust account upon the closing of the Company’s initial business combination (the “Reduced Deferred Fee”).

The Reduced Deferred Fee will be payable upon the closing of the Company’s initial business combination. If the Company (or its successor) fails to pay the Reduced Deferred Fee in full at such time, Cantor may elect to require the Company to pay the full amount of the Original Deferred Fee in cash.

In addition, if the Company or the Sponsor becomes entitled to receive any break-up, termination or similar fee in connection with a proposed business combination that is terminated, abandoned or otherwise not consummated, 50% of the amount of such fee shall be applied toward payment of the Reduced Deferred Fee, subject to certain limitations set forth in the Fee Reduction Agreement.

Item 1.02 Termination of a Material Definitive Agreement

On January 28, 2026, the Administrative Services Agreement, dated July 9, 2024, by and between the Company and SIM Management LP, an affiliate of the Sponsor, was terminated, and any accrued obligations under the Administrative Services Agreement were waived.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Sponsor Acquisition (as defined below), on January 28, 2026, Erich Spangenberg resigned as the Chairman of the board of directors (the “Board”) and as the Chief Executive Officer of the Company. Delos M. Cosgrove, MD and Vincent Capone resigned as directors of the Board and as members of audit and compensation committees of the Board, effective as of the closing of the Sponsor Acquisition. The resignations of Mr. Spangenberg, Mr. Cosgrove and Mr. Capone were solely in connection with the transactions contemplated by the Sponsor Acquisition and did not result from any disagreement regarding the Company’s operations, policies or practices. Mr. Kutcher will remain an officer and director of the Company.

Also in connection with the Sponsor Acquisition, on January 28, 2026, Christopher Devall was appointed as Chief Executive Officer of the Company. In addition, the appointments of Jarrett Gorlin, Matthew Thomas, Matt Saker, and Kyle Haug as directors of the Company will become effective 10 days after the mailing of a Schedule 14F-1 to the Company’s shareholders by the Company. Brief summaries of their respective experience are below. More detail will be included in the Schedule 14F-1 to be filed by the Company.

Board of Directors

Jarrett Gorlin, an incoming member of our Board, has more than 29 years of experience in law enforcement, over 20 years of experience as a business owner of both private companies and publicly traded entities on the NASDAQ stock exchange, and more than 35 years of experience as an aviator. The Company believes Mr. Gorlin is well qualified to serve as a director due to his M&A and capital markets experience and decades as a senior executive of growth-oriented companies.

Matthew J. Saker, an incoming member of our Board, is a Senior Vice President in CBRE’s Global Advisory & Transaction Services group, bringing over 23 years of experience with the firm, including his tenure as a Managing Director at Insignia ESG, which was acquired by CBRE in July 2003. Prior to joining CBRE, Mr. Saker served as Vice President at Peter Elliot & Co. from 1997 to April 2002, and earlier in his career, he worked in Advisory & Transaction Services at Grubb & Ellis from 1995 to 1996. Mr. Saker received a B.S. degree from St. John’s University and an M.S. in Real Estate Development from Columbia University's School of Architecture, Planning and Preservation. The Company believes Mr. Saker is well qualified to serve as a director due to his transactional experience and network.

Matthew Thomas, an incoming member of our Board, is a retired CIA Senior Intelligence Officer and C-Suite level executive who has led national strategic programs, operations, and clandestine efforts globally. Currently, he provides insight to portfolio companies looking to scale and navigate growth challenges, as well as consulting on strategic geo-political issues, global opportunities, and risk mitigation. He is a recipient of the Intelligence Star, the CIA’s second highest award for valor and is a graduate of Tufts University. The Company believes Mr. Thomas is well qualified to serve as a director due to his experience with growth-oriented companies and network.

Kyle Haug, an incoming member of our Board, has been the Chief Operating Officer of Haug Partners LLP, an intellectual property-focused firm, since 2021 and its Chief Marketing Officer and Chief Technology Officer since 2017. Mr. Haug received a B.S. in Administration of Justice from Penn State University. The Company believes Mr. Haug is well qualified to serve as a director due to his experience and skill in aiding the growth of company operations.

None of Messrs. Gorlin, Thomas, Haug and Saker has a family relationship with any of the executive officers or directors or director nominees of the Company. There are no arrangements or understandings between Messrs. Gorlin, Thomas, Haug and Saker and any other person pursuant to which they were appointed as a director of the Company.

Executive Officer

Christopher Devall, age 43, has served as the Chief Operating Officer of Dominari Holdings, Inc. since January 2023. Mr. Devall served as Dominari Holdings’ Vice President of Operations from July 2022 to January 2023, and was a member of its advisory board from April 2022 to June 2022. Mr. Devall served as senior operations department head in the Department of Defense from February 2019 to June 2022, and as a senior operations department manager from April 2016 to January 2019. Mr. Devall is a retired military veteran and holds a Master of Business Administration from the University of Virginia Darden School of Business and a B.S. in Strategic Studies and Defense Analysis from Norwich University. Mr. Devall holds Series 7, 66, and 24 licenses.

Mr. Devall has no family relationship with any of the executive officers or directors or director nominees of the Company. There are no arrangements or understandings between Mr. Devall and any other person pursuant to which he was appointed as an officer of the Company.

Item 8.01. Other Events.

On January 28, 2026, certain accredited investors (the “Buyers”) acquired all of the membership interests in the Sponsor owned by the non-managing members of the Sponsor pursuant to a securities purchase agreement between the Buyers and the Sponsor, as the representative of the non-managing members of the Sponsor. Simultaneously with such transaction, the Buyers also acquired all of the membership interests of Conroy Partners LLC, the managing member of the Sponsor, pursuant to a member interest purchase agreement. As a result of the foregoing transactions, the Buyers own all of the membership interests in the Sponsor (the “Sponsor Acquisition”). In connection with the Sponsor Acquisition, the Sponsor also acquired from Cantor 2,000,000 private placement warrants of the Company owned by Cantor pursuant to a securities purchase agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIM ACQUISITION CORP. I

Date: February 3, 2026	By:	/s/ David Kutcher
		Name:	David Kutcher
		Title:	Chief Financial Officer

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